UNDERWRITING AGREEMENT
                             ----------------------



         THIS AGREEMENT is made as of February 23, 2000, by and between The Innovative Funds, an Ohio business trust (the "Trust"), and Eisner Securities, Inc., a Texas corporation ("Underwriter").

         WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

         WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the Trust and Underwriter are desirous of entering into an agreement providing for the distribution by Underwriter of shares of beneficial interest (the "Shares") of each series of shares of the Trust (the "Series").


         NOW, THREEFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:

         1. Appointment.  The Trust hereby appoints Underwriter as its exclusive
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agent for the  distribution of the Shares,  and Underwriter  hereby accepts such appointment under the terms of this Agreement. While this Agreement is in force, the Trust shall not sell any Shares except on the terms set forth in this Agreement. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares of any Series whenever, in its sole discretion, it deems such action to be desirable.

2.      Sale and Repurchase of Shares.
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         (a)  Underwriter  will have the right, as agent for the Trust, to enter into dealer agreements with registered and qualified dealers, and to sell Shares to such dealers against orders therefor at the public offering price (as defined in subparagraph 2(e) hereof) less a discount determined by Underwriter, which discount shall not exceed the amount of the sales charge stated in the Trust's effective Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), including the then current prospectus and statement of additional information (the "Registration Statement"). Upon receipt of an order to purchase Shares from a dealer with whom Underwriter has a dealer agreement, Underwriter will promptly cause such order to be filled by the Trust.

         (b) Underwriter will have the right, as agent for the Trust, to sell such Shares to the public against orders therefor at the public offering price.

         (c) Underwriter will also have the right, as agent for the Trust, to sell Shares at their net asset value to such persons as may be approved by the Trustees of the Trust, all such sales to comply with the provisions of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         (d) Underwriter will also have the right to take, as agent for the Trust, allactions which, in Underwriter's judgment, are necessary to carry into effect the distribution of the Shares.

         (e) The public offering price for the Shares of each Series (and, with respect to each Series offering multiple classes of Shares, the Shares of each Class of such Series) shall be the respective net asset value of the Shares of that Series (or Class of that Series) then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by the Rules of Fair Practice of the NASD.

         (f) The net asset value of the Shares of each Series (or Class of a Series) shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Series (or each Class of a Series) shall be calculated by the Trust or by another entity on behalf of the Trust. Underwriter shall have no duty to inquire into or liability for the accuracy of the net asset value per share as calculated.

         (g) On every sale, the Trust shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which Underwriter shall have received an order for the purchase of the Shares. Underwriter shall have the right to retain the sales charge less any applicable dealer discount.

         (h) Upon receipt of purchase instructions, Underwriter will transmit such instructions to the Trust or its transfer agent for registration of the Shares purchased.

         (i) As additional compensation for its activities under this Agreement, the Underwriter shall receive all contingent deferred sales charges imposed on redemptions, if any. Whether and at what rate a contingent deferred sales charge will be imposed with respect to a redemption shall be determined in accordance with, and in the manner set forth in, the Registration Statement.

         (j) Nothing in this Agreement shall prevent Underwriter or any affiliated person (as defined in the Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Underwriter expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

         (k) Underwriter, as agent of and for the account of the Trust, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement. Such price shall reflect the subtraction of the contingent deferred sales charge, if any, computed in accordance with and in the manner set forth in the Registration Statement. At the end of each business day, the Underwriter shall notify the Trust and the Trust's transfer agent of the number of shares redeemed, and the identity of the shareholders or dealers offering Shares for repurchase. Upon such notice, the Trust shall pay the Underwriter the net asset value of the redeemed shares in cash or in the form of a credit against monies due the Trust from the Underwriter as proceeds from the sale of Shares. The Trust reserves the right to suspend such repurchase right upon written notice to the Underwriter. The Underwriter further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent, shareholder and dealer requests for redemption of Shares.

         3. Sales of Shares by the Trust.  The Trust reserves the right to issue
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any Shares at any time  directly to the holders of Shares  ("Shareholders"),  to sell Shares to its Shareholders or to other persons approved by Underwriter at not less than net asset value and to issue Shares in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust.

         4.  Basis of Sale of  Shares.  Underwriter  does not  agree to sell any
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specific number of Shares.  Underwriter,  as agent for the Trust,  undertakes to sell Shares on a best efforts basis only against orders therefor.

5. Compliance with NASD and Government  Rules.
   ------------------------------------------

         (a) Underwriter will conform to the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.

         (b) Underwriter, at its own expense, will pay the costs incurred in establishing and maintaining its relationship with the dealers selling the Shares. Underwriter will require each dealer with whom Underwriter has a dealer agreement to conform to the applicable provisions hereof and the Registration
Statement, and neither Underwriter nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

         (c) Underwriter agrees to furnish to the Trust sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

         (d) Underwriter, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable State or federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties.

         (e) Underwriter shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then current prospectus and statement of additional information covering the Shares and in printed information approved by the Trust as information supplemental to such prospectus and statement of additional information. Copies of the then effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Trust to Underwriter in reasonable quantities upon request.

         6.  Records  to be  Supplied  by Trust.  The  Trust  shall  furnish  to
             ----------------------------------
Underwriter copies of all information, financial statements and other papers which Underwriter may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by Underwriter, of all financial statements prepared for the Trust by independent public accountants.

7. Expenses to be Borne by Trust. The Trust will bear the following expenses:
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         (a) preparation,  setting in type, printing of sufficient copies of the
prospectus  and  statement  of  additional   information  for   distribution  to
shareholders, and the distribution to shareholders of the prospectus and statement of additional information;

         (b) preparation, printing and distribution of reports and other communications to shareholders;

         (c) registration of the Shares under the federal securities law;

         (d) qualification of the Shares for sale in the jurisdictions designated by Underwriter;

         (e) qualification of the Trust as a dealer or broker under the laws of jurisdictions designated by Underwriter as well as qualification of the Trust to do business in any jurisdiction, if Underwriter determines that such qualification is necessary or desirable for the purpose of facilitating sales of the Shares;

         (f) maintaining facilities for the issue and transfer of the Shares;

         (g) supplying information, prices and other data to be furnished by the Trust under this Agreement; and

         (h) any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares of certificates therefor.

         8. Services to and Actions for Trust, Not Underwriter. Any person, even
            --------------------------------------------------
though also a director, officer, employee, shareholder or agent of Underwriter, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with Underwriter's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent, or one under the control or direction of Underwriter, even though paid by it.

         9. Indemnification.
            ----------------

         (a) The Trust agrees to indemnify, defend and hold the Underwriter, its officers, directors, employees, shareholders and agents, and any person who controls the Underwriter within the meaning of Section 15 of the 1933 Act (hereinafter referred to as "Covered Person"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which a Covered Person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Underwriter to the Trust for use in the Registration Statement; provided, however, that this indemnity agreement shall not inure to the benefit of any person who is also an officer or trustee of the Trust or who controls the Trust within the meaning of Section 15 of the 1933 Act, unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect the Underwriter against any liability to the Trust or to the shareholders of any Series to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement.

         (b) The Underwriter agrees to indemnify, defend, and hold the Trust, its officers, trustees, employees, shareholders and agents, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its trustees, officers, employees, shareholders and agents, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any untrue statement of a material fact or alleged untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Trust for use in the Registration Statement, or arising out of or based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading.

         (c) A party seeking indemnification hereunder (the "Indemnitee") shall give prompt written notice to the party from whom indemnification is sought ("Indemnitor") of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that failure to notify the Indemnitor of such written assertion or claim shall not relieve the Indemnitor of any liability arising from this Section. The Indemnitor shall be entitled, if it so elects, to assume the defense of any suit brought to enforce a claim subject to this Agreement and such defense shall be conducted by counsel chosen by the Indemnitor and satisfactory to the Indemnitee; provided, however, that if the defendants include both the Indemnitee and the Indemnitor, and the Indemnitee shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor ("conflict of interest"), the Indemnitor shall not have the right to elect to defend such claim on behalf of the Indemnitee, and the Indemnitee shall have the right to select separate counsel to defend such claim on behalf of the Indemnitee. In the event that the Indemnitor elects to assume the defense of any suit pursuant to the preceding sentence and retains counsel satisfactory to the Indemnitee, the Indemnitee shall bear the fees and expenses of additional counsel retained by it except for reasonable investigation costs which shall be borne by the Indemnitor. If the Indemnitor (i) does not elect to assume the defense of a claim, (ii) elects to assume the defense of a claim but chooses counsel that is not satisfactory to the Indemnitee or (iii) has no right to assume the defense of a claim because of a conflict of interest, the Indemnitor shall advance or reimburse the Indemnitee, at the election of the Indemnitee, reasonable fees and disbursements of any counsel retained by Indemnitee, including reasonable investigation costs.

         10.  Advances of Expenses.  The Trust shall advance  attorneys' fees or
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other expenses  incurred by a Covered  Person in defending a proceeding  only to the extent permitted by the 1933 Act and the Act.

         11.  Termination and Amendment of this Agreement.  This Agreement shall
              -------------------------------------------
automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Underwriter, (ii) either by action of the Board of Trustees of the Trust or at a meeting of the Shareholders of the Trust by the affirmative vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Underwriter, by vote cast in person at a meeting called for the purpose of voting on such approval. Either the Trust or Underwriter may at any time terminate this Agreement on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

         12.  Effective  Period of this  Agreement.  This  Agreement  shall take
              ------------------------------------
effect upon its execution and shall remain in full force and effect for a period of two years from the date of its execution (unless terminated automatically as set forth in Paragraph 11), and from year to year thereafter, subject to annual approval (i) by Underwriter, (ii) by the Board of Trustees of the Trust or a vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Underwriter, by vote cast in person at a meeting called for the purpose of voting on such approval.

         13.  Limitation of Trust's  Liability.  The term "The Innovative Funds"
              --------------------------------
means and refers to the Trustees from time to time serving under the Trust's Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, Shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and Shareholders of the Trust and signed by the officers of the Trust, acting as such, and neither such authorization by such Trustees and Shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of Ohio.

         14. New Series. The terms and provisions of this Agreement shall become
             -----------
automatically applicable to any additional series of the Trust established during the initial or renewal term of this Agreement.

         15.  Successor  Investment  Company.  Unless  this  Agreement  has been
              ------------------------------
terminated in accordance with Paragraph 11, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust as a result of a reorganization, recapitalization or change of domicile.

         16.  Severability.  In the event any  provision  of this  Agreement  is
              ------------
determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

         17. Questions of Interpretation.
             ---------------------------

         (a) This Agreement shall be governed by the laws of the State of Ohio.

         (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         18.  Notices.  Any notices  under this  Agreement  shall be in writing,
              -------
addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that for this purpose the address of the Trust shall be 7435 Watson Road, Suite 88, St. Louis, Missouri 63119 and of the Underwriter shall be 7435 Watson Road, Suite 88, St. Louis, Missouri 63119.

         19.  Counterparts.  This Agreement may be in one or more  counterparts,
              ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20.  Binding Effect.  Each of the  undersigned  expressly  warrants and
              ---------------
represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

         21. Force Majuere.  If Underwriter  shall be delayed in its performance
             -------------
of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

         IN WITNESS WHEREOF, the Trust and Underwriter have each caused this Agreement to be signed on its behalf, all as of the day and year first above written.

                                              THE INNOVATIVE FUNDS



                                              By: ___/s/__________________
                                              Neil A. Eisner, President



                                              EISNER SECURITIES, INC.


                                              By: ___/s/___________________
                                              Bruce D. Oakes,
                                              Chief Operating Officer